News Release
For Immediate Release
HEARTLAND PAYMENT SYSTEMS ANNOUNCES PRICING OF OFFERING OF 5,520,667 SHARES OF COMMON STOCK
PRINCETON, NJ—September 17, 2007— Heartland Payment Systems, Inc. (NYSE: HPY), a leading provider of credit/debit/prepaid card processing, payroll and payment services, today announced the pricing of the public offering of 5,520,667 shares of its common stock (resized from an initially offered 6,520,667 shares). The offering price was set at the common stock’s closing price on the New York Stock Exchange today, $26.34 per share. The offering is expected to close on September 21, 2007.
Approximately 99% of the shares in the offering were offered by Greenhill Capital Partners, L.P. and its affiliates, LLR Equity Partners, L.P. and its affiliates, and members of the company’s management. The remaining shares (less than 1% of the offering) were offered by Heartland Payment Systems, Inc. When the offering was resized, the share amounts offered by all parties were proportionately reduced. The company will only receive the proceeds from the shares it is selling in the offering. The selling shareholders and the company have also granted the underwriters options to acquire an additional 824,926 and 3,174 shares, respectively. As a result of the offering, assuming the options described in the preceding sentence are not exercised, the total number of shares owned by Greenhill Capital Partners, L.P., LLR Equity Partners, L.P. and their respective affiliates will be reduced from approximately 26.0% to approximately 14.9% of Heartland Payment Systems, Inc.’s outstanding shares of common stock, and the total number of shares owned by the company’s management will be reduced from approximately 33.2% to approximately 29.5% of Heartland Payment Systems, Inc.’s outstanding shares of common stock.
Citi and JPMorgan acted as co-bookrunning managers for the offering. William Blair & Company, SunTrust Robinson Humphrey, Robert W. Baird & Co., and KeyBanc Capital Markets acted as co-managers.
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A copy of the final prospectus relating to the offering may be obtained from the following: Citi, Brooklyn Army Terminal, 140 58th Street, 8th floor, Brooklyn, NY 11220 Attention: Prospectus Department, telephone (718) 765-6732; or JPMorgan, National Statement Processing, Prospectus Library, 4 Chase Metrotech Center, CS Level, Brooklyn, NY 11245, telephone (718) 242-8002, facsimile (718) 242-8003.
A registration statement relating to these securities has been filed with and declared effective by the Securities and Exchange Commission. This press release shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.
About Heartland Payment Systems
Heartland Payment Systems, Inc., a NYSE company trading under the symbol HPY, delivers credit/debit/prepaid card processing, payroll and payment solutions to more than 150,000 small and mid-sized businesses nationwide.
Forward-looking Statements
This press release may contain statements of a forward-looking nature which represent our management’s beliefs and assumptions concerning future events. Forward-looking statements involve risks, uncertainties and assumptions and are based on information currently available to us. Actual results may differ materially from those expressed in the forward-looking statements due to many factors. Information concerning these factors is contained in the Company’s Securities and Exchange Commission filings, including but not limited to, the Company’s registration statement on Form S-3 filed in respect of the offering described above and its periodic filings on Form 10- K and Form 10-Q. We undertake no obligation to update any forward-looking statements to reflect events or circumstances that may arise after the date of this release.
Contact
Joe Hassett
Vice President
Gregory FCA Communications
610-642-8253 ext. 120
JoeH@GregoryFCA.com
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